Exhibit 10.45

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of May 29, 2015 by Authentidate Holding Corp., a Delaware corporation (the “Company”) and the holders of the Company’s Senior Secured Convertible Debentures (the “Debentures”) issued from time to time under the Purchase Agreement (defined below) (each, a “Secured Party” and together, the “Secured Parties”). This Agreement is being executed and delivered by the Company and the Secured Parties in connection with that certain Securities Purchase Agreement, dated as of the date first set forth above (the “Purchase Agreement”), by and among the Company and the Secured Parties. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Purchase Agreement, the Secured Parties have agreed to purchase from the Company, and the Company has agreed to sell to the Secured Parties, the Debentures, pursuant to the terms of the Purchase Agreement;

WHEREAS, the Company shall derive substantial direct and/or indirect benefits from the transactions contemplated by the Purchase Agreement; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Debentures, the Company has agreed to execute and deliver to the Secured Parties this Agreement and to grant the security interests described herein to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debentures.

NOW, THEREFORE, in consideration of the foregoing, the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Secured Party and the Company hereby agree as follows.

SECTION I

DEFINITIONS

Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement and which consists of the following personal property of the Company, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(i) Those assets of the Company that comprise the Company’s “Inscrybe Referral and Order Management” and “Inscrybe Hospital Discharge” solutions, including, without limitation, (A) all equipment, computers, appliances, wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used in connection with the foregoing solutions and all improvements thereto; and (B) all contract rights and other general intangibles, including, without limitation, all licenses, computer software (whether “off-the-shelf”, licensed from any third party or developed by the Company), computer software development rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights and other rights to Intellectual Property used in connection with the solutions described in clause (a)(i) of this paragraph; and (C) all the products and proceeds of all of the foregoing Collateral set forth above.

Notwithstanding the foregoing, none of the following items will be included in the Collateral: (a) assets if the granting of a security interest in such asset would (I) be prohibited by applicable law (but proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC, shall not be deemed excluded from the Collateral regardless of such prohibition), or (II) be prohibited by contract (except to the extent such prohibition is overridden by UCC Section 9-408) (but proceeds and receivables thereof shall not be deemed excluded from the Collateral regardless of such prohibition); (b) any property and assets, the pledge of which would require approval, license or authorization of any governmental body, unless and until such consent, approval, license or authorization shall have been obtained or waived provided that the Company has used commercially reasonable efforts to obtain or waive such consent, approval, license or authorization; (c) assets in circumstances where Collateral Agent reasonably determines that the cost, burden or consequences (including adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby; provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Indebtedness” means (x) any liabilities for borrowed money or amounts (other than trade accounts payable, accrued expenses or deferred revenue incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP; provided, further, however, that in no event shall the term Indebtedness include the capital stock surplus, retained earnings, minority interests in the common stock of subsidiaries, operating lease obligations, reserves for deferred income taxes and investment credits, other deferred credits or reserves.

(c) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c) “Liens” means any lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, other than restrictions imposed by securities laws.

(d) “Majority in Interest” shall mean the holders of fifty-one percent (51%) or more of the then outstanding principal amount of all then outstanding Debentures at the time of such determination.

(e) “Material Adverse Effect” shall have the meaning ascribed to such term in the Purchase Agreement.

(f) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company to the Secured Parties, including, without limitation, all obligations under this Agreement and the Debentures, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Debentures and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company from time to time under or in connection with this Agreement or the Debentures; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(g) “Permitted Indebtedness” shall have the meaning ascribed to such term as set forth in the Purchase Agreement.

(h) “Permitted Liens” shall have the meaning ascribed to such term as set forth in the Purchase Agreement.

(i) “Prior Notes” means instruments evidencing Indebtedness issued by the Company prior to the date of this Agreement, as such instruments may be amended to date, and any deferrals, renewals or extensions thereof, and any notes or other instruments or evidences of Indebtedness issued in respect of or in exchange thereof.

(j) “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(k) “UCC” means the Uniform Commercial Code of the State of New Jersey and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.

SECTION II

COLLATERAL; OBLIGATION SECURED

Section 2.1 Grant and Description. In order to secure the full and complete payment and performance of the Obligations when due, the Company hereby grants to the Collateral Agent (as defined below) for the benefit of each Secured Party, subject to the Permitted Liens, a first priority security interest in all of the Company’s rights, titles, and interests in and to the Collateral (the “Security Interest”) and subject to the Permitted Liens, pledges, collaterally transfers, and assigns the Collateral to the Collateral Agent for the benefit of the Secured Parties, all upon and subject to the terms and conditions of this Security Agreement; provided, however, that the Collateral Agent and each Secured Party shall subordinate from time to time upon the Company’s request its Security Interests granted in such Collateral to any Lien(s) granted by the Company or any of its Subsidiaries to unaffiliated third parties which constitutes Permitted Liens contemplated within clauses (h) through (j) of the definition of Permitted Liens. If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly prohibited by any contract or by law, then the Security Interest created hereby nonetheless remains effective to the extent allowed by such contract, the UCC or other applicable laws, but is otherwise limited by that prohibition. The Security Interest granted herein shall terminate in accordance with Section 8.1 hereof.

Section 2.2 Financing Statements; Further Assurances.

(a) The Secured Parties hereby: (i) designate the Lead Investor as the representative of the Secured Parties (the “Collateral Agent”) to act on behalf of the Secured Parties as their representative in accordance with the terms of the Security Agreement with respect to the filing of any initial financing statements and amendments thereto, and any termination statements thereof; (ii) agree and consent that the Collateral Agent be named as the sole secured party on any and all financing statements and security agreements filed pursuant to this Security Agreement for the ratable benefit of all the Secured Parties; and (iii) agree that the Collateral Agent is authorized to file any and all terminations of such financing statements at such time or times as it determines is appropriate pursuant to the Security Agreement.

(b) As soon as practicable following the execution and delivery of this Agreement and upon the authorization of the Collateral Agent on behalf of the Secured Parties, the Company shall:

(i) file with the State of Delaware and any other offices that the Collateral Agent may reasonably request in writing an initial financing statement that (i) indicates the Collateral in a manner consistent with the definition of the term “Collateral” as contained in this Agreement, and (ii) contains any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization, and any organization identification number issued to the Company;

(ii) file with the U.S. Patent and Trademark Office, such financing statements and/or patent security agreements in the form necessary to record the Liens granted hereunder on the Company’s patents and patent applications; and

(iii) upon the reasonable request of the Collateral Agent, file such additional financing statements and other documents, including amendments to the financing statements, in order to maintain the Liens in the Collateral.

(c) Until the Obligations are paid and performed in full, the Company covenants and agrees that it will, at its own expense and upon the request of the Majority in Interest or the Collateral Agent, but in all cases subject to the rights of the grantees of the Permitted Liens: (i) after an Event of Default, file or cause to be filed such applications and take such other actions as the Majority in Interest or a duly appointed Collateral Agent may reasonably request to obtain the consent or approval of any governmental authority to the rights of the Secured Parties and the Collateral Agent hereunder, including, without limitation, the right to sell all the Collateral upon an Event of Default without additional consent or approval from such governmental authority; (ii) from time to time, either before or after an Event of Default, promptly execute and deliver to the duly appointed Collateral Agent all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as the Majority in Interest or duly appointed Collateral Agent may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest and to carry out the provisions of this Agreement; and (iii) either before or after an Event of Default, pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interest.

Section 2.3 Priority. The Secured Parties and Collateral Agent hereby covenant and agree with the Company that the Company has granted and may subsequently grant, from time to time, Permitted Liens and that the security interest granted to the Secured Parties and the Collateral Agent in the Collateral hereunder is (i) subordinated to the respective Permitted Liens in the Collateral that was granted and remains outstanding immediately prior to the date hereof (the “Senior Permitted Liens”) or as contemplated in Section 2.1, above; (ii) senior to other Liens granted by the Company in the Collateral after the date hereof; and (iii) that as between all Secured Parties, the Security Interest granted to each Secured Party under this Agreement is pari passu with the Security Interests of the other Secured Parties; provided, however, that the portion of each Secured Party’s Security Interest that corresponds to the portion of its Subscription Amount paid by surrendering and cancelling Prior Notes pursuant to the Purchase Agreement shall be subordinated to the Security Interests held by it and the other Secured Parties that correspond to the Subscription Amounts paid in cash. The priorities specified herein are applicable irrespective of the time, order or method of attachment or perfection of security interests or the time or order of filing of financing statements. The Secured Parties agree not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding, subordinating or contesting in any judicial or other proceeding, including, without limitation, any proceeding involving the Company, the priority, validity, extent, perfection or enforceability of any Senior Permitted Liens in all or any part of the Collateral. The Secured Parties further covenant and agree that they shall not, and they shall not instruct, authorize or otherwise permit or consent to allowing the Collateral Agent to, take any action that is in violation of, or inconsistent with, the provisions of this section.

SECTION III

COVENANTS

Section 3.1 Duties of the Company Regarding Collateral. At all times from and after the date hereof and until the Debentures have been paid in full (including if such Debentures shall have been converted into the Common Stock of the Company in accordance with their terms) or this Agreement is sooner terminated, the Company agrees that it shall:

(a) Preserve the Collateral in good condition and order (ordinary wear and tear excepted) and not permit it to be abused or misused;

(b) Not allow any of the Collateral to be affixed to real estate, except for any property deemed to be fixtures;

(c) Maintain good and complete title to the Collateral subject only to Permitted Liens;

(d) Keep the Collateral free and clear at all times of all Liens other than Permitted Liens;

(e) Take or cause to be taken such acts and actions as shall be necessary or appropriate to assure that each Secured Party’s security interest in the Collateral (other than the Permitted Liens) not become subordinate to or on parity with the security interests, Liens or claims of any other Person;

(f) Except as permitted pursuant to this Agreement, refrain from selling, assigning or otherwise disposing of any of the Collateral or moving or removing any of the Collateral, without obtaining the prior written consent of the Collateral Agent, or until all of the Obligations have been fully performed and paid in full; provided, however, that concurrently with any disposition permitted by this Section 3.1, (x) the security interest granted hereby shall automatically be released from the Collateral so disposed, and (y) the security interest shall continue in the Proceeds (as defined in the UCC) of such Collateral or any property purchased with such Proceeds; and provided further, that, the Secured Parties shall execute and deliver, at the Company’s sole cost and expense, any releases or other documents reasonably requested by the Company, that are in form and substance reasonably acceptable to the executing party, confirming the release of the security interest in that portion of the Collateral that is the subject of a disposition permitted by this Section 3.1;

(g) Except in the ordinary course of business, the Company may not (i) transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non- exclusive licenses granted by the Company in its ordinary course of business and sales of inventory or obsolete capital equipment by the Company in its ordinary course of business) without the prior written consent of either the Collateral Agent or a Majority in Interest or (ii) consign any of its inventory which constitutes any part of the Collateral, or sell any of its inventory which constitutes any part of the Collateral on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Collateral Agent which shall not be unreasonably withheld.

(h) Promptly provide to the Secured Parties such financial statements, reports, lists and schedules related to the Collateral and any other information relating to the Collateral as the Collateral Agent may reasonably request from time to time;

(i) Maintain, at the place where the Company is entitled to receive notices under the Debentures, a current record of where all material Collateral is located, permit representatives of the duly appointed Collateral Agent at any time, upon reasonable prior written notice during normal business hours to inspect and make abstracts from such records (provided, that so long as no Event of Default exists, Collateral Agent shall conduct such inspections no more frequently than semi-annually);

(j) Within three (3) Business Days notify each Secured Party if any Event of Default (as hereinafter defined) occurs; and

(k) In accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its accounts, as and when due, any and all amounts owing under such accounts.

For purposes of clarity, nothing in this Agreement, including without limitation the restrictions set forth in Section 3.1(f) of this Agreement, shall be construed as restricting the Company and its Subsidiaries from (I) granting licenses or sublicenses to any of the Collateral which constitutes Intellectual Property; (II) from licensing, selling, leasing or renting, directly or indirectly, any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms); (III) from engaging in joint ventures, strategic alliances or other similar arrangements for bona fide business purposes consistent with industry practices; (IV) from utilizing the cash generated from the Company’s business operations in accordance with the business judgment of management or the board of directors; or (V) from entering into transactions contemplated by the definition of Permitted Liens.

Section 3.2 Duties with Respect to Intellectual Property. At all times from and after the date hereof and until the Debentures have been paid in full (including if such Debentures shall have been converted into the Common Stock of the Company in accordance with their terms) or this Agreement is sooner terminated, the Company agrees that it shall:

(a) Except to the extent that failure to act cannot reasonably be expected to have a Material Adverse Effect, take all commercially reasonable steps necessary to (x) maintain the validity and enforceability of any Collateral that constitutes Intellectual Property in full force and effect and (y) pursue the application, obtain the relevant registration and maintain the registration of each of its patents, trademarks and copyrights that is part of the Collateral, including, without limitation, by the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b) Except to the extent that failure to act cannot reasonably be expected to have a Material Adverse Effect, not do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property that is part of the Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(c) Except to the extent that failure to act cannot reasonably be expected to have a Material Adverse Effect, take all commercially reasonable steps to preserve and protect each item of its Intellectual Property that is part of the Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the trademarks, consistent with the quality of the products and services as of the date hereof, and taking all commercially reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

Notwithstanding the foregoing provisions of this Section 3.2 or anything to the contrary elsewhere in this Security Agreement, nothing in this Security Agreement shall prevent the Company or its Subsidiaries from discontinuing the use or maintenance of any of its Intellectual Property, the enforcement of its license agreements or the pursuit of actions against infringers, if they determine in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

Section 3.3 Other Encumbrances. At all times after the date hereof and until such time as there are no Obligations due to the Secured Parties or this Agreement is sooner terminated, the Company shall, subject to the rights of the holders of the Permitted Liens: (i) defend its title to, and each Secured Party’s interest in, the Collateral against all claims, (ii) take any action necessary to remove any encumbrances on the Collateral other than Permitted Liens, and (iii) defend the right, title and interest of each Secured Party in and to any of the Company’s rights in the Collateral.

Section 3.4 Change Name or Location. At all times after the date hereof and until such time as there are no Obligations due to the Secured Parties or this Agreement is sooner terminated, the Company shall not, except upon 10 days’ prior written notice to the Secured Parties, change its company name or conduct its business under any name other than that set forth herein or change its jurisdiction of organization or incorporation, chief executive office, place of business from the current location.

SECTION IV

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to each Secured Party as follows:

Section 4.1 Title to Collateral. The Company is the owner of and has good and marketable title to, or has a valid and subsisting leasehold interest in, all of the Collateral.

Section 4.2 No Other Encumbrances. Other than the Permitted Liens, the Company has not granted, nor will it grant, a security interest in the Collateral to any other individual or entity, and to the actual knowledge of the Company, such Collateral is free and clear of any mortgage, pledge, lease, trust, bailment, lien, security interest, encumbrance, charge or other arrangement, other than the Permitted Liens.

Section 4.3 Authority; Enforceability. The execution, delivery and performance of this Agreement by the Company does not: (i) violate any of the provisions of the Certificate of Incorporation or By-laws of the Company or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Company; or (ii) subject to the Collateral Agent’s and each Secured Party’s performance of its respective obligations under any subordination agreements with respect to Permitted Liens or Permitted Indebtedness, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Company’s debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected. The Company has the authority and capacity to perform its obligations hereunder, and this Agreement is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or general equitable principles, whether applied in law or equity.

Section 4.4 Company Name; Place of Business; Location of Collateral. The Company’s true and correct company name, all trade name(s) under which it conducts its business, its jurisdiction of organization or incorporation and each of its chief executive offices, its place(s) of business and the locations of the Collateral or records relating to the Collateral are set forth in Schedule I hereto. The Company’s place of business and chief executive office is where the Company is entitled to receive notices hereunder; the present and foreseeable location of the Company’s books and records concerning any of the Collateral that is accounts is as set forth on Schedule I hereto, and the location of all other Collateral, including, without limitation, the Company’s inventory and equipment is as set forth on Schedule I hereto.

Section 4.5 Perfection; Security Interest. This Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid security interest in the Collateral, subject only to Permitted Liens securing the payment and performance of the Obligations. For Collateral in which the Security Interest may be perfected by the filing of financing statements, once those financing statements have been properly filed in the appropriate jurisdictions, the Security Interest in such Collateral will be fully perfected, subject only to Permitted Liens. Other than the financing statements and with respect to this Agreement, to the actual knowledge of the Company, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens.

SECTION V

EVENTS OF DEFAULT

Section 5.1 Events of Default Defined. The occurrence of any of the following events prior to the termination or expiration of this Agreement shall constitute an event of default under this Agreement (each, an “Event of Default”):

(a) The failure of the Company to perform or comply in a material respect with any act, duty or obligation required to be performed under this Agreement if such failure is not remedied within ten (10) business days after the Company receives written notice of such failure from the Majority in Interest or a duly appointed Collateral Agent or thirty (30) days after the occurrence thereof;

(b) If any of the representations or warranties of the Company set forth in this Agreement shall prove to have been incorrect in any material respect when made, or becomes incorrect in any material respect and, if subject to cure, is not cured within ten (10) business days after the Company receives written notice thereof from the Collateral Agent or within thirty (30) days after the Company becomes aware, and immediately notifies the Collateral Agent, of any such incorrectness;

(c) If any material portion of the Collateral shall be damaged, destroyed or otherwise lost and such damage, destruction or loss is not covered by insurance; or

(d) If an “Event of Default” as defined in the Debentures shall have occurred and is continuing.

Section 5.2 Rights and Remedies Upon Default. If an Event of Default exists and is continuing, the Collateral Agent shall, at its election (but subject to Section 7 below and to the terms and conditions of the Transaction Documents), exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Transaction Documents, at law, in equity, or otherwise, including, without limitation, (a) requiring the Company to assemble all or part of the Collateral and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to the Collateral Agent and the Company, (b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Obligation, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and the Company hereby consents to any such appointment), (d) applying to the Obligation any cash held by Collateral Agent under this Security Agreement, and (e) as legally permissible, selling, reselling, assigning and delivering or granting a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable.

Section 5.3 Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Company, the holders of Permitted Liens, and to any other person or entity entitled to notice under the UCC. It is agreed that notice sent or given not less than ten calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.

Section 5.4 Application of Proceeds. The Collateral Agent shall apply the proceeds of any sale or other disposition of the Collateral hereunder in the following order: first, to the payment of all expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts expended by the Collateral Agent in so acting hereunder; and third, toward payment of the balance of the Obligations in the order and manner as the Collateral Agent determines in its sole discretion. Any surplus remaining shall be delivered to the Company or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligations in full, then the Company shall remain liable for any deficiency.

Section 5.5 Compliance with Other Laws. The Collateral Agent shall comply with any applicable state or federal laws in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

SECTION VI

ADDITIONAL REMEDIES

Section 6.1 Additional Remedies. If an Event of Default exists and is continuing, the Company shall:

(a) Endorse any and all documents evidencing any Collateral (other than any Collateral if and to the extent subject to the Permitted Liens) in accordance with the instructions provided by the Collateral Agent, and notify any payor that said documents have been so endorsed and that all sums due and owing pursuant to them should be paid directly to such Secured Party, or as otherwise instructed by the Collateral Agent;

(b) Turn over to the Collateral Agent, or as otherwise instructed by the Collateral Agent, copies of all documents evidencing any right to collection of any sums due to the Company arising from or in connection with any of the Collateral;

(c) Take any action reasonably required by a Secured Party with reference to the Federal Assignment of Claims Act; and

(d) Keep all of its books, records, documents and instruments relating to the Collateral in such manner as the Secured Parties may require.

SECTION VII

COLLATERAL AGENT

Section 7.1 Appointment. The Secured Parties, by their acceptance of the benefits of the Agreement, hereby agree that the Lead Investor shall act as their representative in accordance with the terms of this Agreement (the “Collateral Agent”). The Secured Parties agree that such appointment of the Lead Investor, and, following a resignation of the Lead Investor as Collateral Agent, appointment by the act of the Majority in Interest of new Collateral Agent, shall be sufficient in all respects to rightfully appoint the Collateral Agent hereunder. Each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of Collateral Agent as its agent hereunder, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Person for the enforcement of any provisions of this Agreement against the Company, the exercise of remedies hereunder and the giving or withholding of any consent or approval hereunder relating to any Collateral or the Company’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement against the Company, to exercise any remedy hereunder or to give any consents or approvals hereunder except as expressly provided in this Agreement or in the Debentures and (d) to agree to be bound by the terms of this Agreement. The appointment of the Lead Investor as Collateral Agent shall continue until the resignation of the Lead Investor, at which time a Majority in Interest shall appoint a new Collateral Agent. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

Section 7.2 Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in another agreement entered into among the Company, the Majority in Interest and such Collateral Agent. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or in connection herewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of the Company or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

Section 7.3 Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Company, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Company or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Company or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Company, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Debentures or any of the other Transaction Documents.

Section 7.4 Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to take any action with respect to the Collateral permitted by this Agreement, on behalf of all of the Secured Parties. To the extent practical, the Collateral Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Company shall have no right to question or challenge the authority of, or the instructions given to, the Collateral Agent pursuant to the foregoing and (b) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

Section 7.5 Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Company or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

Section 7.6 Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Company, the Secured Parties will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initially purchased respective principal amounts of Debentures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action.

Section 7.7 Resignation by the Collateral Agent.

(a) The Collateral Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days’ prior written notice (as provided in the Agreement) to the Company and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Collateral Agent hereunder.

(c) If a successor Collateral Agent shall not have been so appointed within said 30-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Secured Parties appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 30-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Company and the Secured Parties in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Company on demand.

Section 7.8 Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Collateral Agent (i) that it shall not, and shall not attempt to, independently exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of the Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

SECTION VIII

MISCELLANEOUS

Section 8.1 Termination and Release. This Agreement, and the Liens created by this Agreement shall automatically terminate in all respects upon the full and final payment by the Company of the Debentures or the conversion of the Debentures into shares of capital stock of the Company, in accordance with the terms of the Debentures. Further, the Liens created by this Agreement on any of the Collateral shall be automatically released if the Company disposes of such Collateral pursuant to a transaction permitted by the Debentures or otherwise consented to by the Collateral Agent or the Majority in Interest. In connection with any termination or release pursuant to this Section 8.1, the Majority in Interest shall, or shall cause any duly appointed Collateral Agent to, promptly execute and deliver to the Company all documents that the Company shall reasonably request to evidence such termination or release.

Section 8.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

Section 8.3 Continuing Security Interest; Successors. This Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Obligations are paid and performed in full or this Agreement is sooner terminated in accordance with Section 8.1; and (ii) inure to the benefit of and be enforceable by Secured Parties and their successors, transferees, and assigns. Each Secured Party may assign its rights hereunder in connection with any private sale or transfer of its Debenture in accordance with the terms of the Purchase Agreement and applicable law, in which case the term “Secured Party” shall be deemed to refer to such transferee as though such transferee was an original signatory hereto.

Section 8.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. The Company hereby irrevocably submit to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Section 8.5 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 8.6 Notices. Any notice to the Company or to a Secured Party shall be given in the manner set forth in the Purchase Agreement; provided that a Secured Party, if not a party to such Purchase Agreement, shall provide the Company with its proper delivery instructions for notices. Either party may, by notice given in accordance with the Purchase Agreement, change the address to which notices, demands and requests shall be sent to such party. Any notice to be given by the Company to the Collateral Agent shall be given in the manner provided for in the Purchase Agreement, and delivered to such address as the Company is instructed by the Collateral Agent.

Section 8.7 Entire Agreement; Amendments; Waivers. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by Company and the Majority in Interest, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. The Secured Parties shall not, by any act, any failure to act or any delay in acting be deemed to have (i) waived any right or remedy under this Agreement, or (ii) acquiesced in any Event of Default or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, any right, power or privilege of the Secured Parties under this Agreement shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise of any other right, power or privilege. A waiver by a Secured Party of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 8.8 Multiple Counterparts. This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

Section 8.10 Cumulative Remedies. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided by law.

Section 8.11 Waivers. The Company acknowledges that the Obligations arose out of a commercial transaction and hereby knowingly waives any right to require the Secured Parties to (i) proceed against any person or entity, (ii) proceed against any other collateral under any other agreement, (iii) pursue any other remedy available to the Secured Parties, or (iv) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

Section 8.12 Release. No transfer or renewal, extension, assignment or termination of this Agreement or of any instrument or document executed and delivered by the Company to the Secured Parties, nor additional advances made by the Secured Parties to the Company, nor the taking of further security, nor the retaking or re-delivery of the Collateral by the Secured Parties nor any other act of the Secured Parties shall release the Company from any Obligation, except a release or discharge executed in writing by the Majority in Interest or Collateral Agent with respect to such Obligation or upon full payment and satisfaction of all Obligations and termination of the Debentures. At such time the Obligations have been satisfied in full, the Majority in Interest or Collateral Agent (if one had been appointed) shall execute and deliver to the Company all assignments and other instruments as may be reasonably necessary or proper to terminate the Secured Parties’ security interest in the Collateral, subject to any disposition of the Collateral that may have been made by or on behalf of the Secured Parties pursuant to this Agreement. For the purpose of this Agreement, the Obligations shall be deemed to continue if the Company enters into any bankruptcy or similar proceeding at a time when any amount paid to the Secured Parties could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Company and the Secured Party have duly executed this Agreement as of the date first written above.

AUTHENTIDATE HOLDING CORP.

By:
Name: Ian C. Bonnet
Title: Chief Executive Officer

SIGNATURE PAGE TO SECURITY AGREEMENT

SIGNATURE PAGE TO SECURITY AGREEMENT

SECURED PARTY:

[ ]

By:
Name:
Title:

SIGNATURE PAGE TO SECURITY AGREEMENT

BY COLLATERAL AGENT

Collateral Agent:

By:
Name:
Title:

Schedule I

List of Collateral Locations, Executive Offices and

Jurisdiction of Organization or Incorporation of Obligors

Company Name:	Authentidate Holding Corp.

Executive Officers:	Ian C. Bonnet – President and Chief Executive Officer
William A. Marshall – Chief Financial Officer and Treasurer

Jurisdiction of Incorporation:	Delaware

Subsidiaries of Company:	Authentidate, Inc.
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922

Express MD Solutions, LLC
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922

Trac Medical Solutions, Inc.
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922
Location of Collateral and/or related records:	Authentidate Holding Corp.
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922